AMENDED AND RESTATED
BYLAWS
OF
MATRIX SERVICE COMPANY
(Effective May 5, 2026)
Article I

OFFICES
Section 1.The registered office of Matrix Service Company (the “Corporation”) shall be as set forth in the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”).
Section 2.The Corporation may also have offices at such other places both within and without the state of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.
Article II

MEETINGS OF STOCKHOLDERS
Section 1.All meetings of the stockholders for the election of Directors shall be held at such place, if any, as may be fixed from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, if any, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. The Board of Directors may, in its sole discretion, determine that a meeting shall not be held at any place, but shall instead be held solely by means of remote communication in accordance with Section 211(a) of the Delaware General Corporation Law. The Board of Directors may, at any time prior to holding an annual or special meeting of stockholders, and for any reason, cancel, reschedule or postpone any previously scheduled annual or special meeting.
Annual Meetings
Section 2.Annual meetings of stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. At the annual meeting, the stockholders shall elect Directors pursuant to Article III of these Bylaws, and transact such other business as may properly be brought before the meeting. Subject to the rights of the holders of any class or series of stock having preference over the Common Stock of the Corporation, par value $.01 per share (the “Common Stock”), as to dividends or upon liquidation to elect additional Directors under specified circumstances, a nominee for Director shall be elected to the Board of Directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, however, that Directors shall be elected by a plurality of the votes cast at any meeting of stockholders for which (i) the Secretary of the Corporation receives a notice that a stockholder has nominated a person for election to the Board of Directors in compliance with the advance notice requirements for stockholder nominees for Director set forth in this Article II and (ii) such nomination has not been withdrawn by such stockholder on or prior to the record date for such meeting. If Directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a nominee. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for exclusive use by the Board of Directors.

Section 3.Written notice of the annual meeting stating the place, if any, date and hour of the meeting shall be given to each stockholder entitled to a vote at such meeting not less than 10 nor more than 60 days before the date of the meeting.
Section 4.
(a)Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation’s notice of such meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who was a stockholder of record at the time of giving of the notice as provided for in this Section 4 through the time of the annual meeting, and is entitled to vote at such meeting, who attends such meeting in person or by proxy to present such nomination or proposal, and who complies with the notice procedures set forth in this Section 4.
(b)For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to Section 4(a)(iii) above, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice must be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the adjournment, recess, postponement, judicial stay or rescheduling of an annual meeting (or the public announcement thereof) commence a new time period (or extend any time period) for the giving of notice as described above. Such stockholder’s notice (whether provided pursuant to this Section 4(b) or Section 6(c)) must set forth:
(i)as to each person, if any, whom the stockholder proposes to nominate for election or reelection as a Director (1) all information relating to such proposed nominee that would be required to be disclosed in a proxy statement in connection with the solicitation of proxies by such stockholder giving notice or any Stockholder Associated Person for the election of Directors in a contested election pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (2) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, (A) between or among any stockholder giving notice or any Stockholder Associated Person, on the one hand, and such proposed nominee, on the other hand, or (B) that such proposed nominee knows any of such proposed nominee’s Associates has with any stockholder giving notice or any Stockholder Associated Person, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K as if the stockholder making the nomination and any Stockholder Associated Person were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant, (3) the date(s) of first contact between the stockholder giving notice or any Stockholder Associated Person, on the one hand, and the proposed nominee, on the other hand, with respect to any proposed nomination(s) of any person(s) (including the proposed nominee) for election as a Director of the Corporation, (4) such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected, and (5) as an appendix, (A) attaching a completed stockholder nominee questionnaire (which questionnaire shall be provided by the Corporation within 10 days of the request by any stockholder of record) and (B) a completed and signed written representation and agreement (executed by the nominee in the form provided by the Secretary upon written request by any stockholder of record) that such person (I) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a Director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a Director of the Corporation, with such person’s fiduciary duties under applicable law, (II) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director or nominee with respect to the Corporation that has not been disclosed to the Corporation, (III) would be in compliance, if elected as a Director of the Corporation, and will comply with, applicable law, applicable rules of the U.S. exchange upon which the Corporation’s shares of Common Stock trade and all applicable publicly disclosed corporate governance, conflict of interest, corporate opportunities, confidentiality and stock ownership and trading policies and guidelines of the Corporation, (IV) will tender, promptly following such person’s election or reelection, an irrevocable resignation that would be effective upon (A) such person’s failure to receive the required vote for reelection at the next annual meeting at which such person would face reelection and (B) acceptance of such resignation by the Board of Directors, in accordance with the Corporation’s policies or guidelines on Director elections and (V) intends to serve a full term if elected as a Director of the Corporation;
(ii)as to any other business that the stockholder proposes to bring before the meeting, (1) a description in reasonable detail of the business desired to be brought before the meeting, (2) the reasons for conducting such business at the meeting and (3) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment); and
(iii)as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (1) the name and address of such stockholder and each Stockholder Associated Person (including, as applicable, as they appear on the Corporation’s books), (2) the class and number of shares of capital stock of the Corporation that are owned beneficially or held of record by such stockholder and each Stockholder Associated Person, (3) the disclosure of any agreements, arrangements or understandings, written or oral, (including any derivative or short positions, profit interests, hedging transactions, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, repurchase agreements or arrangements, borrowed or loaned shares and so-called “stock borrowing” agreements or arrangements) that have been entered into by, or on behalf of, such stockholder or any Stockholder Associated Person, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the price of any securities of the Corporation, or maintain, increase or decrease the voting power of such stockholder or any Stockholder Associated Person with respect to securities of the Corporation, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation (any of the foregoing, a “Derivative Instrument”), such information to include, and be updated to reflect any material change in, such positions from the period beginning six months prior to the nomination through the time of the annual meeting, (4) a description of all agreements, arrangements or understandings, written or oral, (A) between or among such stockholder and any Stockholder Associated Person or (B) between or among such stockholder or, to the knowledge of such stockholder or such beneficial owner, any Stockholder Associated Person and any other person or entity (naming each such person or entity), in each case, relating to acquiring, holding, voting or disposing of any securities of the Corporation, including any proxy (other than any revocable proxy given in response to a solicitation made pursuant to, and in accordance with, Section 14 of the Exchange Act and the rules promulgated thereunder by way of a solicitation statement filed on Schedule 14A), (5) a representation as to whether such stockholder or any Stockholder Associated Person intends or is part of a group (as such term is used in Rule

13d-5 under the Exchange Act) that intends to solicit proxies in support of the election of any proposed nominee in accordance with Rule 14a-19 under the Exchange Act (“Rule 14a-19”), (6) any Derivative Instruments in or beneficial ownership of any securities of (in each case, with a market value of more than $100,000) any competitor of the Corporation identified in Part I, Item 1 of the annual report on Form 10-K or amendment thereto most recently filed by the Corporation with the Securities and Exchange Commission or in Item 8.01 of any current report on Form 8-K filed by the Corporation with the Securities and Exchange Commission thereafter but prior to the 10th day before the deadline for a stockholder’s notice under this Section 1.16 (each, a “Principal Competitor”) held by such stockholder or any Stockholder Associated Person, (7) any direct or indirect interest (other than solely as a result of security ownership) of such stockholder or any Stockholder Associated Person in any agreement with the Corporation, any Affiliate of the Corporation or any Principal Competitor (including any employment agreement, collective bargaining agreement or consulting agreement), (8) to the extent known by the stockholder giving the notice or the beneficial owner, the name and address of any other stockholder providing financial support for any of such stockholder’s nominees for election or reelection as a Director or the proposal of other business on the date of such stockholder’s notice, (9) all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) under the Exchange Act or an amendment pursuant to Rule 13d-2(a) under the Exchange Act if such a statement were required to be filed under the Exchange Act by such stockholder or any Stockholder Associated Person with respect to the Corporation (regardless of whether such person or entity is actually required to file a Schedule 13D), including a description of any agreement, arrangement or understanding that would be required to be disclosed by such stockholder or any Stockholder Associated Person pursuant to Item 5 or Item 6 of Schedule 13D, (10) any substantial interest, direct or indirect (including any existing or prospective commercial, business or contractual relationship with the Corporation), of such stockholder or, to the knowledge of such stockholder or such beneficial owner, any Stockholder Associated Person in the Corporation or any Affiliate thereof or in the proposed business or nomination to be brought before the meeting by such stockholder, other than an interest arising from the ownership of Corporation securities where such stockholder or such Stockholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series, (11) all other information relating to such stockholder giving notice or any Stockholder Associated Person that would be required to be disclosed in a proxy statement in connection with the solicitation of proxies by such stockholder giving notice or any Stockholder Associated Person in support of the business proposed by such stockholder giving notice, if any, or for the election of any proposed nominee in a contested election or otherwise pursuant to Regulation 14A under the Exchange Act, (12) a representation that the stockholder proposing such business or making such nomination intends to appear in person (including virtually in the case of a meeting conducted solely by means of remote communication) or by proxy at the meeting to propose such business or nomination and an acknowledgment that, if such stockholder (or a duly authorized officer, manager or partner of such of such stockholder) does not appear to present such business or proposed nominees, as applicable, at such meeting, the Corporation need not present such business or proposed nominees for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation, and (13) in the case of a proposal nominating persons for election to the Board of Directors for which such stockholder or any Stockholder Associated Person intends or is part of a group (as such term is used in Rule 13d-5 under the Exchange Act) that intends to solicit proxies in support of the election of any proposed nominee in accordance with Rule 14a-19, a representation that such stockholder giving the notice or Stockholder Associated Persons intend to solicit the holders of shares representing at least 67% of the voting power of the shares entitled to vote on the election of directors in support of director nominees other than the Corporation’s nominees; provided, however, that the disclosures described in the foregoing subclauses (1) through (13) shall not include any such disclosures with respect to the ordinary course business activities of any depositary or any broker, dealer, commercial bank, trust company or other nominee who is a stockholder providing notice pursuant to this Section 4(b) solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner (any such entity, an “Exempt Party”). The Corporation may require the stockholder providing notice to furnish such other information as may reasonably be required by the Corporation to determine the eligibility, suitability or qualifications of a proposed nominee to serve as a Director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.
(c)Any stockholder that provides notice pursuant to Rule 14a-19(b) or that includes the information required by Rule 14a-19(b) in a preliminary or definitive proxy statement previously filed by such stockholder shall provide written notification to the Secretary of the Corporation promptly, but in no event later than two business days, following failure by the stockholder to comply with the requirements of Rule 14a-19(a)(2), or any change in such stockholder’s intent to solicit proxies from the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of director nominees other than the Corporation’s nominees or with respect to the names of such stockholder’s nominees.
(d)Upon request by the Corporation, any stockholder that provides notice pursuant to Rule 14a-19(b) or that includes the information required by Rule 14a-19(b) in a preliminary or definitive proxy statement previously filed by such stockholder shall deliver to the Corporation, no later than seven business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19, including Rule 14a-19(a)(3), for any nominees proposed for election by such stockholder. If any stockholder provides notice pursuant to Rule 14a-19(b) (or includes the information required by Rule 14a-19(b) in a preliminary or definitive proxy statement previously filed by such stockholder) with respect to any proposed nominee, and subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) (or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such stockholder or other person has met the requirements of Rule 14a-19, including Rule 14a-19(a)(3), in accordance with the preceding sentence), then notwithstanding anything to the contrary, unless otherwise required by law, the nomination of each such proposed nominee shall be disregarded, notwithstanding that proxies or votes in respect of the election of such proposed nominees may have been received by the Corporation (which proxies and votes shall be disregarded).
(e)The Board of Directors may reject any nomination by a stockholder not timely made in accordance with the requirements of this Article II, Section 4 and the requirements of state law or the federal securities laws, regulations and rules, including Rule 14a-19. The chair of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not in compliance with the procedures prescribed by these Bylaws or the federal securities laws, regulations and rules, including Rule 14a-19, and if such chair of the meeting should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded, notwithstanding that proxies with respect to such nomination may have been received by the Corporation. Subject to Rule 14a-8; nothing in these Bylaws shall be construed to permit any stockholder, or give any stockholder the right to include or have disseminated or described in any proxy materials relating to the Corporation’s next annual meeting or special meeting, as applicable, any nomination of a director or directors.
(f)Only such persons who are nominated in accordance with the procedures set forth in this Section 4 (annual meetings) and Section 6 (special meetings) shall be eligible to serve as Directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 4 (annual meetings) and Section 6 (special meetings). Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the Board of Directors or the chair of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 4 (annual meetings) and Section 6 (special meetings), and, if the Board of Directors or the chair of the meeting determines that any proposed nomination or business is not in compliance herewith, to declare that such defective proposal or nomination shall be disregarded, notwithstanding that proxies with respect to such proposed nomination or business may have been received by the Corporation.
(g)For purposes of this Section 4 and Section 6, the terms “Affiliate” and “Associate” shall have the respective meanings set forth in Rule 12b-2 under the Exchange Act.
(h)For purposes of this Section 4 and Section 6, the term “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.
(i)For purposes of this Section 4 and Section 6, the term “Stockholder Associated Person” of any stockholder shall mean (i) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder (other than a stockholder that is an Exempt Party), (ii) any person or entity who is a member of a group (as such term is used in Rule 13d-5 under the Exchange Act) with such stockholder or such beneficial owner with respect to acquiring, holding, voting or disposing of any securities of the Corporation, (iii) any Affiliate or Associate of such stockholder (other than a stockholder that is an Exempt Party), any participant (as defined in Instruction 3 to Item 4 of Schedule 14A under the Exchange Act) with such stockholder or such beneficial owner with respect to any proposed business or nomination, as applicable, under these Bylaws and (iv) any proposed nominee included in such stockholder’s notice.
(j)For purposes of these Bylaws, shares shall be treated as “beneficially owned” by a person if the person beneficially owns such shares, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Regulations 13D and 13G thereunder or has or shares pursuant to any agreement, arrangement or understanding (whether or not in writing): (i) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both), (ii) the right to vote such shares, alone or in concert with others and/or (iii) investment power with respect to such shares, including the power to dispose of, or to direct the disposition of, such shares.
(k) In addition to complying with the foregoing provisions of this Section 4 or Section 6, a stockholder shall also comply with all applicable requirements of state law and the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. If information submitted pursuant to this Section 4 or Section 6 by any stockholder proposing a nominee for election as a Director or any proposal for other business at a meeting of stockholders shall be inaccurate in any material respect, such information may be deemed not to have been provided in accordance with these Bylaws. Any such stockholder shall notify the Corporation of any material inaccuracy or change (within two business days of becoming aware of such inaccuracy or change) in any such information, and any such notification shall clearly identify the inaccuracy or change, it being understood that no such notification may cure any deficiencies or inaccuracies with respect to any prior submission by such stockholder. Upon written request by the Secretary or the Board of Directors (or a duly authorized committee thereof), any such stockholder shall provide, within five business days of delivery of such request (or such other period as may reasonably be specified in such request), written verification, reasonably satisfactory, in the discretion of the Board of Directors or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 4 or Section 6. A stockholder shall update such stockholder’s notice provided under the foregoing provisions of this Section 4, if necessary, such that the information provided or required to be provided in such notice shall be true and correct in all material respects as of (i) the record date for determining the stockholders entitled to receive notice of the meeting and (ii) the date that is 10 business days prior to the meeting (or any postponement, rescheduling or adjournment thereof), and such update shall (A) be received by the Secretary at the principal executive offices of the Corporation (x) not later than the close of business five business days after the record date for determining the stockholders entitled to receive notice of such meeting (in the case of an update required to be made under clause (i)) and (y) not later than the close of business seven business days prior to the date of the meeting or, if practicable, any postponement, rescheduling or adjournment thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been postponed, rescheduled or adjourned) (in the case of an update required to be made pursuant to clause (ii)), (B) be made only to the extent that information has changed since such stockholder’s prior submission and (C) clearly identify the information that has changed in any material respect since such stockholder’s prior submission. For the avoidance of doubt, any information provided pursuant to this Section 4(k) shall not be deemed to cure any deficiencies or inaccuracies in a notice previously delivered pursuant to this Section 4 and shall not extend the time period for the delivery of notice pursuant to this Section 4. If a stockholder fails to provide any notification of material inaccuracy or change, requested written verification or update in accordance with the foregoing provisions of this Section 4(k), the information as to which such written update relates may be deemed not to have been provided in accordance with this Section 4. Nothing in this Section 4 or Section 6 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act. In order to include information with respect to a stockholder proposal in the proxy statement for a meeting of stockholders, stockholders must provide notice as required by Rule 14a-8 under the Exchange Act and otherwise satisfy its requirements.
Stock Ledger
Section 5.The Corporation shall prepare and make available for examination, no later than the 10th day before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, in accordance with the requirements of Section 219 of the Delaware General Corporation Law. Such list shall be open to examination of any stockholder for any purpose germane to the meeting for a period of 10 days ending on the day before the meeting date, in accordance with the requirements of Section 219 of the Delaware General Corporation Law.
Special Meetings
Section 6.
(a)Special meetings of the stockholders for any purpose may be called only by the Chair of the Board of Directors and shall be called within 10 days after receipt of the written request of the Board of Directors, pursuant to a resolution approved by a majority of the entire Board of Directors. The business permitted to be conducted at any special meeting of the stockholders is limited to the business brought before the meeting by the Chair of the Board of Directors or by the Secretary at the request of a majority of the entire Board of Directors.
(b)Written notice of a special meeting stating the place, date and hour of the meeting, and the purpose or purposes for which the meeting is called, shall be given not less than 10 nor more than 60 days before the date of the meeting, to each stockholder entitled to vote at such meeting.
(c)Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which Directors are to be elected pursuant to the Corporation’s notice of such meeting (i) by or at the direction of the Board of Directors or (ii) provided that the Board of Directors has determined that Directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice of the special meeting through the time of the special meeting, who shall be entitled to vote at the meeting, who attends such meeting in person or by proxy to present such nomination, and who complies with the notice procedures set forth in this Section 6(c)

and Section 4. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more Directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, if (1) the stockholder’s notice required by Section 4(b) shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the 10th day following the date of the first public announcement of the date of the special meeting and (2) the stockholder has complied in all respects with the provisions of Article II, Section 4 regarding the nominations of persons to the Corporation’s Board of Directors.
Quorum
Section 7.
(a)The holders of a majority of the issued and outstanding Voting Stock (as defined below), present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, either the chair of the meeting or the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.
(b)For the purpose of these Bylaws, “Voting Stock” shall mean the shares of capital stock of the Corporation entitled to vote generally in the election of Directors. In any vote required by or provided for in these Bylaws, each share of Voting Stock shall have the number of votes granted to it generally in the election of Directors.
Adjournment
Section 8.Any stockholders’ meeting may be adjourned from time to time (including an adjournment to address a technical failure to convene or continue a meeting using remote communication) by (a) the vote of the holders of a majority of the voting shares present at the meeting either in person or by proxy, or (b) the chair of the meeting. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time, date and place thereof are (i) announced at the meeting at which the adjournment is taken, (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication, or (iii) set forth in the notice of meeting given in accordance with Section 222(a) of the Delaware General Corporation Law. At such adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. The chair of the meeting shall have the power to adjourn or recess any annual or special meeting of the stockholders, at any time and for any reason, whether or not there is a quorum, without notice other than announcement at the meeting.
Vote Required
Section 9.When a quorum is present at any meeting, the vote of the holders of a majority of the issued and outstanding Voting Stock present in person or represented by proxy and entitled to vote on the matter shall decide any matter brought before such meeting, except as provided to the contrary by statute, the Certificate of Incorporation or these Bylaws.
One Vote Per Share

Section 10.Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.
No Written Consent in Lieu of Meeting
Section 11.Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing of such stockholders.
Presiding Officer
Section 12.At each meeting of stockholders, the Chair of the Board of Directors shall preside as “chair of the meeting,” unless unavailable, in which case the chief executive officer of the Corporation shall so preside, unless unavailable, in which case a Director or officer designated by the Board of Directors shall so preside. The Secretary shall keep records, and in the absence of either such officer, his duty shall be performed by a Director or officer appointed at the meeting of stockholders by the chair of the meeting.
Rules of Conduct at Meetings of Stockholders
Section 13.The Board of Directors shall be entitled to make such rules and regulations for the conduct of meetings of the stockholders as it shall deem necessary, appropriate or convenient. Except to the extent inconsistent with such rules and regulations, if any, as adopted by the Board of Directors, the chair of any meeting of stockholders shall have the right and authority to prescribe such rules and procedures and to do all such acts as, in the judgment of such chair of the meeting, are necessary, appropriate or convenient for the proper conduct of the meeting. Such rules or procedures, whether adopted by the Board of Directors or prescribed by the chair of the meeting, may include the following: (a) determination of the order of business and the procedures for the meeting; (b) regulation of the time and manner of voting, including the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (c) rules and procedures for maintaining order at the meeting and the safety of those present; (d) limitations on participation in such meeting to stockholders of record and their duly appointed proxies and such other persons as the chair of the meeting shall permit; (e) restrictions on entry to the meeting after the time fixed for the commencement of the meeting; (f) limitations on the time allotted to questions or comments by participants; (g) removal of any stockholder or any other individual who refuses to comply with meeting rules or procedures; (h) restrictions on the use of audio or video recording devices, cell phones and other electronic devices; (i) rules, regulations or procedures for compliance with any state or local laws or regulations including those concerning safety, health and security; (j) procedures (if any) requiring attendees to provide the Corporation advance notice of their intent to attend the meeting and (k) any rules, regulations or procedures as the chairperson may deem appropriate regarding the participation by means of remote communication of stockholders and proxyholders not physically present at a meeting, whether such meeting is to be held at a designated place or solely by means of remote communication. The Board of Directors or the chair of a stockholder meeting, in addition to making any other determinations that may be appropriate regarding the conduct of the meeting, shall determine and declare to the meeting that a matter of business was not properly brought before the meeting, and, if the chair of the meeting (or the Board of Directors) should so determine, the chair of the meeting (or the Board of Directors) shall so declare to the meeting and any such matter of business not properly brought before the meeting shall not be transacted or considered.

Article III

DIRECTORS
Number, Classification, Removal
Section 1.The number of Directors shall be fixed from time to time by the Board of Directors, but shall not be less than 3 nor more than 15 persons. The Directors shall be elected at the annual meeting of the stockholders in accordance with the provisions of Section 4 of Article II, and each Director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders. No person shall be eligible for election or appointment as a director unless such person has, within 10 days following any reasonable request therefor from the Board of Directors or any committee thereof, made himself or herself available to be interviewed by the Board of Directors (or any committee or other subset thereof) with respect to such person’s qualifications to serve as a director or any other matter reasonably related to such person’s candidacy as a director of the Corporation.
Section 2.Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional Directors under specified circumstances, newly created directorships resulting from any increase in the number of Directors and any vacancy on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining Director. Any Director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the Director whom the Director has replaced and until such Director’s successor shall have been elected and qualified. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of an incumbent Director. The number of directors that constitutes the entire Board of Directors shall be automatically reduced, without any further action by the Board of Directors, to eliminate any vacancy on the Board of Directors (other than a vacancy resulting from an increase in the number of Directors) immediately upon the occurrence of such vacancy, but not to fewer directors than required by the Delaware General Corporation Law, the Certificate of Incorporation or these Bylaws.
Section 3.Subject to the rights of the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation to elect additional Directors under specified circumstances, any Director may be removed from office with or without cause by the stockholders in the manner provided in this Section 3. At any annual meeting of the stockholders of the Corporation or at any special meeting of the stockholders of the Corporation, the notice of which shall state that the removal of a Director or Directors is among the purposes of the meeting, the affirmative vote of the holders of a majority of the combined voting power of the outstanding shares of Voting Stock, voting together as a single class, may remove such Director or Directors.
Section 4.The business of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.
Meetings of the Board of Directors
Section 5.The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

Section 6.Meetings of the Board of Directors may be held at such time and place as shall be specified in a notice given in the manner hereinafter provided, or as shall be specified in a written waiver signed by all of the Directors.
Section 7.Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.
Section 8.Special meetings of the Board of Directors may be called by the Chair of the Board of Directors, the chief executive officer of the Corporation or by two or more of the Directors. Notice of the time and place, if any, of all special meetings of the Board of Directors shall made be orally or in writing, including a voice messaging system or other system or technology designed to record and communicate messages, or by electronic mail or other electronic means, during normal business hours, at least 24 hours before the date and time of the meeting, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate under the circumstances.
Section 9.Except as provided in these Bylaws to the contrary, at all meetings of the Board of Directors a majority of the total number of Directors shall constitute a quorum for the transaction of business and the vote of a majority of the Directors entitled to vote and present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the Certificate of Incorporation shall require a vote of a greater number. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
Section 10.Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.
Section 11.At all meetings of the Board of Directors, business shall be transacted in such order as from time to time the Board of Directors may determine.
At all meetings of the Board of Directors, the Chair of the Board of Directors shall preside, and in his absence a person shall be chosen by the Board of Directors from among the Directors present to act as chair of the meeting.
The Secretary of the Corporation shall act as Secretary of the meeting of the Board of Directors, but in the absence of the Secretary, the presiding officer may appoint any person to act as Secretary of the meeting.
Committees of Directors
Section 12.The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the Directors of the Corporation. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence of disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation (except pursuant to a resolution relating to the issuance of capital stock pursuant to Section 151 of Title 8 of the Delaware General Corporation Law); adopting an agreement of merger or consolidation; recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets; recommending to the stockholders the dissolution of the Corporation or a revocation of a dissolution; or amending these Bylaws and, unless the resolution or Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such members as may be determined from time to time by resolution adopted by the Board of Directors.
Section 13.Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors.
Compensation of Directors
Section 14.The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.
Article IV

NOTICES
Section 1.Whenever notice is required to be given to any Director or stockholder pursuant to a statutory provision or the Certificate of Incorporation or these Bylaws, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such Director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notices to Directors may also be given by the means set forth in Article III, Section 8 of these Bylaws.
Section 2.Whenever notice is required to be given pursuant to a statutory provision or the Certificate of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.
Article V

OFFICERS
Section 1.The officers of the Corporation shall be elected or appointed by the Board of Directors and shall be a chief executive officer and a secretary. The Board of Directors may also elect or appoint a president, one or more vice presidents, one or more assistant secretaries, a treasurer, one or more assistant treasurers and such other officers as the Board of Directors deems appropriate. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide.
Section 2.The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.
Section 3.The salaries of all officers of the Corporation shall be fixed by the Board of Directors.
Section 4.The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.
Section 5.The officers of the Corporation shall have such powers and duties in the management of the Corporation as may be prescribed in these Bylaws or a resolution by the Board of Directors or, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors.
Article VI

CERTIFICATES OF STOCK
Section 1.The shares of the Corporation’s stock may be certificated or uncertificated, as provided under Delaware law, and shall be entered in the books of the Corporation and registered as they are issued. Any certificates representing shares of stock shall be signed by, or in the name of the Corporation by, the president or a vice president and the treasurer or an assistant treasurer, or the Secretary or an assistant secretary of the Corporation, certifying the number and class of shares of stock of the Corporation owned by the holder thereof. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.
Section 2.Where a certificate is countersigned (a) by a transfer agent other than the Corporation or its employee, or, (b) by a registrar other than the Corporation or its employee, any other signature on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.
Lost Certificates
Section 3.The Board of Directors may issue a certificate or certificates or uncertificated shares in place of any certificate(s) theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate(s) of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate(s), or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate(s) alleged to have been lost, stolen or destroyed.
Transfers of Stock
Section 4.Transfers of shares may be made only by the record holder of such shares, or by an attorney lawfully constituted in writing, which transfer shall be made on the books of the Corporation, and, in the case of shares represented by a certificate, such transfer may only be made upon surrender of the certificate to the Corporation. The Corporation shall cancel any such surrendered certificate.
Fixing Record Date
Section 5.In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
Registered Stock Holders
Section 6.The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.
Article VII

GENERAL PROVISIONS
Dividends
Section 1.Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meetings, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.
Section 2.Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

Checks
Section 3.All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.
Fiscal Year
Section 4.The fiscal year of the Corporation shall begin on the first day of July of each year and end on the last day of June of each year, unless otherwise determined by the Board of Directors.
Seal
Section 5.The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise placed thereon.
Interested Directors and Officers
Section 6.
(a)No contract or transaction between the Corporation and one or more of its Directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of the Corporation’s Directors or officers are Directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purposes, if:
(i)The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or
(ii)The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon; and the contract for transaction is specifically approved in good faith by vote of the stockholders; or
(iii)The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders.
(b)Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.
Exclusive Forum
Section 7.Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any Director or officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any Director or officer or other employee of the Corporation arising pursuant to any provision of the Delaware General Corporation Law or the Certificate of Incorporation or these Bylaws (as either may be amended from time to time), or (iv) any action asserting a claim against the Corporation or any Director or officer or other employee of the Corporation governed by the internal affairs doctrine shall, in each case, be the Court of Chancery in the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware). If any action the subject matter of which is within the scope of the preceding sentence is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the preceding sentence and (ii) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 7 of Article VII. The existence of any prior consent to an alternative forum shall not act as a waiver of the Corporation’s ongoing consent right as set forth above in this Section 7 of Article VII with respect to any current or future actions or claims.
Article VIII

AMENDMENTS
Section 1.These Bylaws may be altered, amended or repealed or new bylaws may be adopted by the stockholders or by the Board of Directors at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new bylaws are contained in the notice of such special meeting. These Bylaws may also be amended in accordance with any other provision of these Bylaws.
Article IX

INDEMNIFICATION AND INSURANCE
Indemnification
Section 1.
(a)Subject to Section 3 of this Article IX, the Corporation shall indemnify, to the full extent that it shall have power under applicable law to do so and in a manner permitted by such law, any person made or threatened to be made a party to any threatened, pending, or completed action, lawsuit, or proceeding, whether civil, criminal, administrative, or investigative (a “proceeding”), by reason of the fact that such person is or was a Director or officer of the Corporation or is or was serving at the request of Corporation as a Director or officer of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (collectively, “another enterprise”).
(b)The Corporation may indemnify, to the full extent that it shall have power under applicable law to do so and in a manner permitted by such law, any person made or threatened to be made a party to any proceeding, by reason of the fact that such person is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation as an employee or agent of another enterprise.
Advancement of Expenses

Section 2.
(a)Subject to Section 3 of this Article IX, with respect to any person made or threatened to be made a party to any threatened, pending, or completed proceeding, by reason of the fact that such person is or was a Director or officer of the Corporation or is or was serving at the request of the Corporation as a Director or officer of another enterprise, the Corporation shall pay the expenses (including attorneys’ fees) incurred by such person in defending any such proceeding in advance of its final disposition (an “advancement of expenses”); provided, however, that any advancement of expenses shall be made only upon receipt of a written agreement by such person to repay all amounts advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified for such expenses under this Article IX or otherwise.
(b)With respect to any person made or threatened to be made a party to any proceeding, by reason of the fact that such person is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as an employee or agent of another enterprise, the Corporation may, in its discretion and upon such terms and conditions, if any, as the Corporation deems appropriate, pay the expenses (including attorneys’ fees) incurred by such person in defending any such proceeding in advance of its final disposition.
Actions Initiated Against the Corporation
Section 3.Notwithstanding anything contained in Section 1(a) or Section 2(a) of this Article IX to the contrary, and except as provided in Section 5(b) of this Article IX with respect to a proceeding initiated against the Corporation by a Director or officer of the Corporation (or by a person serving at the request of the Corporation as a Director or officer of another enterprise), the Corporation shall not be required to indemnify or to advance expenses (including attorneys’ fees) to such person in connection with prosecuting the proceeding (or part thereof) or in defending any counterclaim, cross- claim, affirmative defense or like claim of the Corporation in such proceeding (or part thereof) unless the proceeding was authorized by the Board of Directors.
Contract Rights
Section 4.With respect to any person made or threatened to be made a party to any proceeding, by reason of the fact that the person is or was a Director or officer of the Corporation or is or was serving at the request of the Corporation as a Director or officer of another enterprise, the rights to indemnification and to the advancement of expenses conferred in Sections 1(a) and 2(a) of this Article IX shall be contract rights. Any amendment, repeal, modification, or adoption of any provision inconsistent with this Article IX shall not adversely affect any right to indemnification or advancement of expenses granted to any person pursuant to this Article IX with respect to any act or omission of the person occurring prior to the time of such amendment, repeal, modification, or adoption (regardless of whether the proceeding relating to such acts or omissions is commenced before or after the time of such amendment, repeal, modification, or adoption).
Claims
Section 5.
(a)If a claim under Section 1(a) of this Article IX with respect to any right to indemnification is not paid in full by the Corporation within 60 days after a written demand has been received by the Corporation or a claim under Section 2(a) of this Article IX with respect to any right to the advancement of expenses is not paid in full by the Corporation within 20 days after a written demand has been received by the Corporation, then the person seeking to enforce a right to indemnification or to an advancement of expenses may at any time thereafter bring a lawsuit against the Corporation to recover the unpaid amount of the claim.
(b)If successful in whole or in part in any lawsuit brought pursuant to Section 5(a) of this Article IX, or in a lawsuit brought by the Corporation to recover an advancement of expenses, the person seeking to enforce a right to indemnification or an advancement of expenses or the person from whom the Corporation sought to recover an advancement of expenses shall be entitled to be paid by the Corporation the reasonable expenses (including attorneys’ fees) of prosecuting or defending such lawsuit.
(c)In any lawsuit brought by a person seeking to enforce a right to indemnification (but not a lawsuit brought by a person seeking to enforce a right to an advancement of expenses), it shall be a defense that the person seeking to enforce a right to indemnification has not met any applicable standard for indemnification under applicable law. With respect to any lawsuit brought by a person seeking to enforce a right to indemnification or right to advancement of expenses, or any lawsuit brought by the Corporation to recover an advancement of expenses, neither the failure of the Corporation to have made a determination prior to commencement of such lawsuit that indemnification of such person is proper in the circumstances because such person has met the applicable standards of conduct under applicable law, nor an actual determination by the Corporation that such person has not met such applicable standards of conduct, shall create a presumption that such person has not met the applicable standards of conduct or, in a case brought by such person seeking to enforce a right to indemnification, be a defense to such lawsuit.
(d)In any lawsuit brought by a person seeking to enforce a right to indemnification or to an advancement of expenses or by the Corporation to recover an advancement of expenses, the burden shall be on the Corporation to prove that the person seeking to enforce a right to indemnification or to an advancement of expenses or the person from whom the Corporation seeks to recover an advancement of expenses is not entitled to be indemnified, or to such an advancement of expenses, under this Article IX or otherwise.
Determination of Entitlement to Indemnification
Section 6.Any indemnification required or permitted under this Article IX (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former Director, officer, employee, or agent is proper in the circumstances because he or she has met all applicable standards of conduct set forth in this Article IX and Section 145 of the Delaware General Corporation Law. Such determination shall be made, with respect to a person who is a Director or officer of the Corporation at the time of the determination: (a) by a majority vote of the Directors who are not parties to such action, lawsuit or proceeding, even though less than a quorum; (b) by a committee of such Directors designated by majority vote of such Directors, even though less than a quorum; (c) if there are no such Directors, or if such Directors so direct, by independent legal counsel in a written opinion; or (d) by the stockholders. Such determination shall be made, with respect to any person who is not a Director or officer of the Corporation at the time of such determination, in the manner determined by the Board of Directors (including in such manner as may be set forth in any general or specific action of the Board of Directors applicable to indemnification claims by such person) or in the manner set forth in any agreement to which such person and the Corporation are parties.
Non- Exclusive Rights
Section 7.The indemnification and advancement of expenses provided in this Article IX shall not be deemed exclusive of any other rights to which any person may be entitled under any bylaw, agreement, vote of stockholders or disinterested Directors, or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be such Director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.
Insurance
Section 8.The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a Director, officer, employee, or agent of another enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article IX or otherwise.
Severability
Section 9.If any provision or provisions of this Article IX shall be held to be invalid, illegal, or unenforceable for any reason whatsoever: (a) the validity, legality, and enforceability of the remaining provisions of this Article IX (including, without limitation, each portion of any paragraph or clause containing any such provision held to be invalid, illegal, or unenforceable, that is not itself held to be invalid, illegal, or unenforceable) shall not in any way be affected or impaired; and (b) to the fullest extent possible, the provisions of this Article IX (including, without limitation, each such portion of any paragraph or clause containing any such provision held to be invalid, illegal, or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal, or unenforceable.